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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 30, 1998

                           NEXT GENERATION MEDIA CORP.
             (Exact name of registrant as specified in its charter)

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
   Nevada                            2-74785-B                   88-0169543
(State of                    (Commission File Number)       (IRS Employer
incorporation)                                              Identification No.)
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        900 North Stafford Street, Suite 2003, Arlington, Virginia 22203
                    (Address of principal executive offices)

Registrant's telephone number:  (703) 516-9888


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       (a) In the second quarter of 1998, the registrant initiated a series of transactions that are intended to result in the acquisition of United Marketing Solutions Inc., a Virginia corporation ("UMSI"), engaged in the cooperative direct mail marketing business and the sole operating subsidiary of UNICO, Inc., a Delaware corporation ("Unico"). The registrant reported these transactions in a current report on Form 8-K dated May 26, 1998.

       On December 30, 1998, the registrant and Unico executed an Amended and Restated Stock Purchase Agreement to provide for the acquisition of all of the issued and outstanding stock of UMSI and the merger of UMSI into a special purpose subsidiary of the registrant with UMSI as the surviving corporation, thereby resulting in UMSI becoming a wholly owned subsidiary of the registrant (the "Transaction"). The Amended and Restated Stock Purchase Agreement differed from the original Stock Purchase Agreement in certain significant aspects, including: (1) the registrant shall pay consideration in the form of cash only (instead of a combination of cash and securities of the registrant) to Unico, totalling $172,665, for 100% of the shares of UMSI, and (2) the closing deadline is extended until January 31, 1999, unless further extended with the mutual consent of the registrant and Unico.

       In addition to the above-described consideration, the registrant has agreed to extinguish certain debts of Unico up to $164,000, to assume certain debts of Unico (principally a secured loan from BancFirst, an Oklahoma banking corporation, in the principal amount not to exceed $450,000) and to provide additional cash to Unico of approximately $210,000 in the form of working capital loans that will be transferred by Unico to its subsidiary, UMSI, to be used as working capital and will be forgiven upon consummation of the Transaction. The cash consideration for the Transaction has been obtained by the registrant, in part through the sale in a separate transaction of 70,000 shares of redeemable, cumulative, preferred stock, par value $0.01 per share (the "Series B Preferred Stock") together with 250,000 stock purchase warrants for the purchase of one share of common stock each at an exercise price of $0.16 per share and valid for five years from the date of issue to T.C. Equities Ltd., a Bahamian investment company ("T.C. Equities"), in exchange for $350,000 in cash. The sale of the Series B Preferred Stock was a private transaction under Section 3(b) of the Securities Act.

       In exchange for the $350,000, the registrant has agreed to provide additional consideration to T.C. Equities in the form of the Series C Preferred stock and certain common stock (described below) of Unico acquired by the registrant. These transactions would result in the transfer of all of the registrant's interests in Unico to T.C. Equities and the acquisition of effective control of Unico by T.C. Equities upon consummation of the Transaction. On December 30, 1998, the registrant entered into amended and restated agreements with T.C. Equities providing for an extension of time in which to consummate the Transaction in addition to increasing the number of shares of Unico common stock that the registrant will transfer to T.C. Equities. The registrant obtained these additional shares of Unico common stock in exchange for extinguishing a working capital loan from the registrant to Unico of $180,000.

       On December 30, 1998, the registrant entered into an amended and restated shareholder agreement among the registrant, and certain shareholders of the registrant whereby the shareholders have agreed, among other things, to vote their shares in order to bring about certain changes in the registrant's management. The Board of Directors has approved a resolution appointing Gerard
R. Bernier, currently the President and Chief Executive Officer ("CEO") of Unico and UMSI, as President and CEO of the registrant and confirming Mr. Bernier as President and CEO of UMSI upon consummation of the Transaction. The registrant has appointed Mr. Bernier as a consultant pending consummation of the Transaction.

       As indicated above, the cash components of the foregoing transactions were funded in part by the proceeds of the sale of the Series B Preferred Stock and other consideration to T.C. Equities. The registrant hopes to engage in other transactions



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which may include further sales of common stock and/or loans in order to obtain sufficient funds to complete the Transaction. However, there can be no assurance that the registrant will be able to engage in such transactions or obtain such funds. If the registrant is unable to obtain sufficient additional funds, it will be unable to complete the Transaction, the registrant will be in breach of its contractual obligations to, among others, Unico, and the registrant's business, financial condition and results of operations will be materially adversely affected.

       (b) The registrant will acquire from Unico as part of the Transaction, all of the capital stock of UMSI. UMSI is engaged in cooperative direct mail advertising through franchising and production. UMSI's business involves the design, layout, printing, packaging and distributing of public relations, marketing materials and promotional coupons for private businesses, usually involved in retailing goods or providing professional services. Franchising activities related to this business involve the granting and administering of independent franchise operations to conduct cooperative direct mail advertising sales. As of December 31, 1997, UMSI had approximately 65 active franchise operations. UMSI operates its corporate headquarters and its coupon sales and franchise activities through an office and production facility at 8380 Alban Road, Springfield, VA 22150. UMSI had approximately 95 employees as of December 31, 1997. The registrant intends to continue such use of such property and facilities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

       (a) Financial Statements. The registrant shall provide the information required by Item 310 (c) and (d) of Regulation S-B in lieu of the financial information required by Item 7 of this Form, by amendment, within sixty days of the date on which this Form 8-K must be filed.

       (c) Exhibits.

Exhibit 2.1 Amended and Restated Stock Purchase Agreement and Plan of Merger among Unico, UMSI, United Marketing Merger Corp. and the registrant dated as of December 30, 1998.

Exhibit 2.2 Amended and Restated Stock Purchase and Shareholders Agreement among Gerard R. Bernier, Joel P. Sens, Lawrence Grimes, Kenneth Brochin, David Grossman, Jeffrey Sens and the registrant dated as of December 30, 1998.

Exhibit 2.3 Amended and Restated Escrow Agreement among T.C. Equities Ltd., the Law Office of Shane Henty Sutton, P.C. and the registrant dated as of December 30, 1998.

Exhibit 2.4 Amended and Restated Stock Purchase Agreement between T.C. Equities Ltd. and the registrant dated as of December 30, 1998.

Exhibit 2.5 Amended and Restated Securities Subscription Agreement between T.C. Equities Ltd. and the registrant dated as of December 30, 1998.

Exhibit 2.6 Stock Purchase Agreement among T.C. Equities Ltd., Unico, Inc. and the registrant dated as of December 30, 1998.


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Exhibit 4.1  Resolutions of the Board of Directors as of December 14, 1998
             providing for the approval of the amended and restated transaction documents, the appointment of Mr. Bernier as President and CEO and other matters.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEXT GENERATION MEDIA CORP.
                                                (Registrant)

Date:  January 7, 1999                  /s/  Lawrence Grimes
                                        ----------------------
                                        By:    Lawrence Grimes
                                        Title: President


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                                INDEX TO EXHIBITS

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
Exhibit No.         Description
Page
-----------         -----------
2.1 Amended and Restated Stock Purchase Agreement and Plan of Merger among Unico, UMSI, United Marketing Merger Corp. and the registrant dated as of December 30, 1998.

2.2 Amended and Restated Stock Purchase and Shareholders Agreement among Gerard R. Bernier, Joel P. Sens, Lawrence Grimes, Kenneth Brochin, David Grossman, Jeffrey Sens and the registrant dated as of December 30, 1998.

2.3 Amended and Restated Escrow Agreement among T.C. Equities Ltd., the Law Office of Shane Henty Sutton, P.C. and the registrant dated as of December 30, 1998.

2.4           Amended and Restated Stock Purchase Agreement between T.C.
              Equities Ltd. and the registrant dated as of December 30, 1998.

2.5 Amended and Restated Securities Subscription Agreement between T.C. Equities Ltd. and the registrant dated as of December 30, 1998.

2.6 Stock Purchase Agreement among T.C. Equities Ltd., Unico, Inc. and the registrant dated as of December 30, 1998.

4.1 Resolutions of the Board of Directors as of December 14, 1998 providing for the approval of the amended and restated transaction documents, the appointment of Mr. Bernier as President and CEO and other matters.
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